Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AIKIDO PHARMA INC.", CHANGING ITS NAME FROM "AIKIDO PHARMA INC." TO "DOMINARI HOLDINGS INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A.D. 2022, AT 9:17 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SECOND DAY OF DECEMBER, A.D. 2022.

Jeffrey W. Bullock, Secretary of State

2296558 8100
SR# 20224332219

Authentication: 205160257
Date: 12-21-22

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
AIKIDO PHARMA INC.

AIkido Pharma Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "ONE" so that, as amended, said Article shall be and read as follows:

1. The name of the Corporation is Dominari Holdings Inc.

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall be effective as of December 22, 2022.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 21st day of December, 2022.

By: /s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:17 AM 12/21/2022
FILED 09:17 AM 12/21/2022
SR 20224332219 - File Number 2296558